Exhibit 5.1

SANGRA MOLLER LLP

Barristers & Solicitors

1000 Cathedral Place

925 West Georgia Street

Vancouver, British Columbia

Canada V6C 3L2

Telephone: (604) 662-8808

Facsimile: (604) 669-8803

www.sangramoller.com

March 8, 2021

Gold Royalty Corp.

Suite 1830, 1030 West Georgia Street

Vancouver, British Columbia

Canada V6E 2Y3

Dear Sirs / Mesdames:

Re:	Gold Royalty Corp.
Registration Statement on Form F-1

We have acted as Canadian counsel to Gold Royalty Corp. (the “Company”), a corporation incorporated under the laws of Canada, in connection with a Registration Statement on Form F-1 (the “Additional Registration Statement”) filed pursuant to Rule 462(b) under the under the Securities Act of 1933, as amended (the “Securities Act”) by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, which is related to, and incorporates by reference, the Company’s Registration Statement on Form F-1 (Registration No. 33-252036), initially filed on January 12, 2021, as amended, and declared effective on March 8, 2021 (the “Initial Registration Statement”).

The Additional Registration Statement relates to the registration of the proposed offer and sale of an aggregate of up to 2,300,000 units (the “Units”) of the Company (the “Offering”). Each Unit is comprised of: (i) one Common Share (as defined below) (a “Unit Share”); and (ii) one-half of a warrant (a “Warrant”, together with the Units, the “Offered Securities”), each whole Warrant entitling the holder thereof to purchase one Common Share (each a “Warrant Share”) at an exercise price of US$7.50 per Warrant Share for a period of three years from the date of issuance of such Warrant. References to “Common Shares” herein mean the common shares with no par value of the Company.

We understand that the Offered Securities are to be sold by the Company to the underwriters for resale to the public pursuant to an underwriting agreement to be entered into by and among the Company and the underwriters substantially in the form to be filed as an exhibit to the Initial Registration Statement (together with all schedules, exhibits and ancillary documents and agreements thereto, the “Underwriting Agreement”). The Offered Securities, including the underlying Common Shares and Warrants, are being registered by the Company in connection with the Offering and the Units are being sold at a price of US$5.00 per Unit.

In connection with this opinion, we have reviewed and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction of the Additional Registration Statement, the Initial Registration Statement, including the prospectus contained therein, and the following documents (the “Corporate Documents”): (a) the Company’s Articles of Incorporation and by-laws of the Company; (b) records of the Company’s corporate proceedings in connection with the Offering; and (c) a certificate of an officer of the Company with respect to certain factual matters (the “Officer’s Certificate”). We also have reviewed such other documents, and have considered such questions of law, as we have deemed relevant and necessary as a basis for our opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing this opinion.

SANGRA MOLLER LLP	2

In examining all documents and in providing our opinion, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto (other than the due authorization, execution and delivery of each such agreement, instrument and document by the Company).

Our opinion is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein on the date of this opinion. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

Based upon and in reliance thereon, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	the Offered Securities have been duly authorized by all necessary corporate action by the Company, and, when issued and sold in accordance with and, in the manner and under the terms described in the Additional Registration Statement, the Unit Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company; and

2.	the Warrant Shares have been duly authorized and, when issued and paid for upon the exercise of the Warrants as contemplated by the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Additional Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus which forms a part of the Initial Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

This opinion is furnished in accordance with the requirements of Item 8.a. of Form F-1 and Item 601(b)(5)(i) of Regulation S-K in connection with the filing of the Additional Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Additional Registration Statement.

Yours truly,

Sangra Moller LLP

SANGRA MOLLER LLP